May 2022

Preliminary Terms No. 5,117

Registration Statement Nos. 333-250103; 333-250103-01

Dated May 12, 2022

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index® due November 24, 2023

Fully and Unconditionally Guaranteed by Morgan Stanley

▪    Linked to the lowest performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100 Index® (each referred to as an “underlying”)

▪    The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for auto-callable securities, index supplement and prospectus, as supplemented or modified by this document.

▪    Contingent Coupon. The securities will pay a contingent coupon on a monthly basis until the earlier of the maturity date or automatic call if, and only if, the closing level of the lowest performing underlying on the determination date for that month is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing underlying on a determination date is less than its coupon threshold level, you will not receive any contingent coupon for the relevant month. If the closing level of the lowest performing underlying is less than its coupon threshold level on every determination date, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold level for each underlying is equal to 75% of its starting level. The contingent coupon rate will be determined on the pricing date and will be at least 11.00% per annum.

▪    Automatic Call. Beginning after six months, the securities will be automatically called if the closing level of each underlying on any of the determination dates (other than the final determination date) is greater than or equal to its respective starting level for a cash payment equal to the face amount plus a final contingent coupon payment. No further payments will be made on the securities once they have been called.

▪    Potential Loss of Principal. If the securities are not automatically called, you will receive the face amount at maturity if, and only if, the closing level of each underlying on the final determination date is greater than or equal to its respective downside threshold level. If the closing level of any underlying on the final determination date is less than its respective downside threshold level, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 65% of the face amount of the securities and could be zero.

▪    Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

▪    Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective coupon threshold level or respective downside threshold level of any underlying will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much.

▪    The securities are for investors who are willing to risk their principal based on the lowest performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

▪    Investors will not participate in any appreciation of any underlying.

▪    The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

▪    All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪    These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is approximately $964.10 per security, or within $35.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for auto-callable securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$15.25	$984.75
Total	$	$	$
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $15.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $10.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of proceeds and hedging” on page 28.

Product Supplement for Auto-Callable Securities dated November 16, 2020     Index Supplement dated November 16, 2020      Prospectus dated November 16, 2020

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 24, 2023*, subject to postponement if the final determination date is postponed
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”), Russell 2000® Index (the “RTY Index”) and the NASDAQ-100 Index® (the “NDX Index”)
Aggregate face amount:	$
Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing underlying on the related determination date is greater than or equal to its coupon threshold level. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing underlying on any determination date is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its coupon threshold level on all monthly determination dates, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable determination date (as each such determination date may be postponed pursuant to “—Postponement of the determination dates” below, if applicable); provided that the contingent coupon payment date with respect to the final determination date will be the stated maturity date. If a determination date is postponed with respect to one or more underlyings, the related contingent coupon payment date will be three business days after the last determination date as postponed.
Contingent coupon rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 11.00% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any determination date (other than the final determination date), beginning in November 2022, the closing level of each underlying is greater than or equal to its respective starting level, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment on the related call settlement date.

The securities will not be automatically called on any call settlement date if the closing level of any underlying is below its respective starting level on the related determination date.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the closing level of any underlying on the applicable determination date significantly exceeds its starting level. You will not participate in any appreciation of any underlying.

Determination dates:	Monthly, on the 20th of each month, commencing in June 2022 and ending on the final determination date, subject to postponement for non-trading days and certain market disruption events. We also refer to November 20, 2023 as the final determination date.
Call settlement date:	Three business days after the applicable determination date (as each such determination date may be postponed pursuant to “—Postponement of the determination dates” below, if applicable). If a determination date is postponed with respect to one or more underlyings, the related call settlement date will be three business days after the last determination date as postponed.
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment, if payable). The “maturity payment amount” per security will equal:

•      if the closing level of each underlying on the final determination date is greater than or equal to its respective downside threshold level:

May 2022	Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

$1,000; or

•      if the closing level of any underlying on the final determination date is less than its respective downside threshold level:

$1,000 × performance factor of the lowest performing underlying on the final determination date

Under these circumstances, you will lose more than 35%, and possibly all, of your investment.

Lowest performing underlying:	On any determination date, the underlying with the lowest performance factor on that determination date
Performance factor:	With respect to each underlying, on any determination date, the closing level on such determination date divided by the starting level
Starting level:

With respect to the Dow Jones Industrial AverageSM:            , its closing level on the pricing date.

With respect to the Russell 2000® Index:            , its closing level on the pricing date.

With respect to the NASDAQ-100 Index®:            , its closing level on the pricing date.

Coupon threshold level:

With respect to the Dow Jones Industrial AverageSM:            , which is equal to 75% of its starting level.

With respect to the Russell 2000® Index:            , which is equal to 75% of its starting level.

With respect to the NASDAQ-100 Index®:            , which is equal to 75% of its starting level.

Downside threshold level:

With respect to the Dow Jones Industrial AverageSM:            , which is equal to 65% of its starting level.

With respect to the Russell 2000® Index:            , which is equal to 65% of its starting level.

With respect to the NASDAQ-100 Index®:            , which is equal to 65% of its starting level.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	May 20, 2022*
Original issue date:	May 25, 2022* (3 business days after the pricing date)
CUSIP / ISIN:	61774DDK0 / US61774DDK00
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
*To the extent we make any change to the pricing date or original issue date, the determination dates and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.
May 2022	Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $964.10, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

May 2022	Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the NASDAQ-100® Index due November 24, 2023 (the “securities”) may be appropriate for investors who:

▪	Seek an investment with contingent coupon payments at a rate of at least 11.00% per annum (to be determined on the pricing date) until the earlier of the maturity date or automatic call, if, and only if, the closing level of each underlying on the applicable monthly determination date is greater than or equal to 75% of its starting level;

▪	Understand that if the closing level of any underlying on the final determination date has declined by more than 35% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 35%, and possibly all, of the face amount of their securities at maturity;

▪	Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	Understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

▪	Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each determination date and that they will not benefit in any way from the performance of the better performing underlyings;

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

▪	Understand and are willing to accept the full downside risks of each underlying;

▪	Are willing to forgo participation in any appreciation of any underlying, fixed interest payments on the securities and dividends on securities included in the underlyings; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that the closing level of any underlying on the final determination date may decline by more than 35% from its respective starting level to its closing level on the final determination date, in which case they will lose a significant portion or all of their investment;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to each of the underlyings;

▪	Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

▪	Seek exposure to the upside performance of any or each underlying;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below.

May 2022	Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each monthly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on the related monthly determination date.

Step 1: Determine which underlying is the lowest performing underlying on the relevant determination. The lowest performing underlying on any determination date is the underlying with the lowest performance factor on that determination date. The performance factor of an underlying on a determination date is its closing level on that determination date as a percentage of its starting level (i.e., its closing level on that determination date divided by its starting level).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing underlying on the relevant determination date, as follows:

May 2022	Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final determination date. The lowest performing underlying on the final determination date is the underlying with the lowest performance factor on the final determination date. The performance factor of an underlying on the final determination date is its closing level as a percentage of its starting level (i.e., its closing level on the final determination date divided by its starting level).

Step 2: Calculate the maturity payment amount based on the closing level of the lowest performing underlying on the final determination date, as follows:

May 2022	Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid with respect to a determination date and how to calculate the payment at maturity, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the closing level of each underlying on each determination date, and the amount you will receive at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual starting level, coupon threshold level and downside threshold level for each underlying and the actual contingent coupon rate will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing underlying on the related determination date is greater than or equal to its coupon threshold level. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 11.00% per annum for each interest payment period for each applicable determination date. These hypothetical examples reflect a hypothetical contingent monthly coupon rate of 11.00% (corresponding to $9.167 per month per security**).

Hypothetical starting level:	With respect to the INDU Index: 100
With respect to the RTY Index: 100
With respect to the NDX Index: 100

Hypothetical coupon threshold level:	With respect to the INDU Index: 75, which is 75% of its hypothetical starting level
With respect to the RTY Index: 75, which is 75% of its hypothetical starting level
With respect to the NDX Index: 75, which is 75% of its hypothetical starting level

Hypothetical downside threshold level:	With respect to the INDU Index: 65, which is 65% of its hypothetical starting level
With respect to the RTY Index: 65, which is 65% of its hypothetical starting level
With respect to the NDX Index: 65, which is 65% of its hypothetical starting level

* The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels, coupon threshold levels and downside threshold levels will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent monthly coupon of $9.167 is used in these examples for ease of analysis.

How to determine whether a contingent coupon payment is payable with respect to a determination date:

Date	INDU Index Closing Level	RTY Index Closing Level	NDX Index Closing Level	Contingent Coupon Payment (per Security)
Hypothetical Determination Date 1	90 (at or above the coupon threshold level)	125 (at or above the coupon threshold level)	135 (at or above the coupon threshold level)	$9.167
May 2022	Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Hypothetical Determination Date 2	60 (below the coupon threshold level)	90 (at or above the coupon threshold level)	120 (at or above the coupon threshold level)	$0
Hypothetical Determination Date 3	90 (at or above the coupon threshold level)	50 (below the coupon threshold level)	110 (at or above the coupon threshold level)	$0
Hypothetical Determination Date 4	60 (below the coupon threshold level)	55 (below the coupon threshold level)	65 (below the coupon threshold level)	$0

On hypothetical determination date 1, the closing level of each underlying is at or above the respective coupon threshold level. Therefore, a contingent coupon payment of $9.167 is paid on the relevant contingent coupon payment date.

On each of hypothetical determination dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlyings close below their respective coupon threshold levels. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical determination date 4, each underlying closes below its respective coupon threshold level, and, accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

If the closing level of any underlying is less than its respective coupon threshold level on each determination date, you will not receive any contingent coupon payments for the entire term of the securities.

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the closing level of each underlying is greater than or equal to its starting level on any determination date, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity

	INDU Index Closing Level on Final Determination Date	RTY Index Closing Level on Final Determination Date	NDX Index Closing Level on Final Determination Date	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its downside threshold level and coupon threshold level)	140 (at or above its downside threshold level and coupon threshold level)	142 (at or above its downside threshold level and coupon threshold level)	$1,009.167 (the face amount plus the final contingent coupon payment)
Example 2:	125 (at or above its downside threshold level)	40 (below its downside threshold level)	120 (at or above its downside threshold level)	$1,000 × (40 / 100) = $400
Example 3:	20 (below its downside threshold level)	80 (at or above its downside threshold level)	120 (at or above its downside threshold level)	$1,000 × (20 / 100) = $200
Example 4:	45 (below its downside threshold level)	50 (below its downside threshold level)	20 (below its downside threshold level)	$1,000 × (20 / 100) = $200

In example 1, the closing level of each underlying on the final determination date is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment. Investors do not participate in any appreciation in any underlying.

In example 2, the closing levels of two of the underlyings on the final determination date are at or above their downside threshold levels, but the closing level of the other underlying on the final determination date is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. The INDU Index has increased 25% from its starting level to its closing level on the final determination date, the RTY Index has declined 60% from its starting level to its closing level on the final determination date and the NDX Index has increased 20% from its starting level to

May 2022	Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

its closing level on the final determination date. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the RTY Index, which is the lowest performing underlying in this example.

In example 3, the closing levels of two of the underlyings on the final determination date are at or above their downside threshold levels and the closing level of the other underlying on the final determination date is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. The INDU Index has declined 80% from its starting level to its closing level on the final determination date, the RTY Index has declined 20% from its starting level to its closing level on the final determination date and the NDX Index has increased 20% from its starting level to its closing level on the final determination date. Therefore, investors receive at maturity an amount equal to the face amount the performance factor of the INDU Index, which is the lowest performing underlying in this example.

In example 4, the closing level of each underlying on the final determination date is below its respective downside threshold level, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. The INDU Index has declined 55% from its starting level to its closing level on the final determination date, the RTY Index has declined 50% from its starting level to its closing level on the final determination date and the NDX Index has declined 80% from its starting level to its closing level on the final determination date. Therefore, the maturity payment amount equals the face amount times the performance factor of the NDX Index, which is the lowest performing underlying in this example.

If the closing level of any underlying on the final determination date is below its respective downside threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 65% of the face amount per security and could be zero.

May 2022	Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for auto-callable securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the closing level of any underlying on the final determination date is less than its respective downside threshold level of 65% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing level of each underlying is at or above its respective coupon threshold level on the related determination date. If the closing level of any underlying is lower than its coupon threshold level on the relevant determination date for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. It is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The contingent coupon payment, if any, is based on the value of each underlying on only the related monthly determination date at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant monthly determination date. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying on the monthly determination dates, if the closing level of any underlying on any determination date date is below the coupon threshold level for such underlying, you will not receive the contingent coupon payment for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, and even if the closing levels(s) of one or both of the other underlyings are at or above their respective coupon threshold level(s).

▪	Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the starting level for such underlying, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each determination date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting level, coupon threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

May 2022	Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	whether the closing level of any underlying has been below its respective coupon threshold level on any determination date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of such underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level, and especially if any underlying has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on each determination date so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold level(s) on the final determination date so that you will lose more than 35% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any determination date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final determination date so that you do not suffer a significant loss on your initial investment in the securities. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the

May 2022	Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the

May 2022	Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the coupon threshold levels and the downside threshold levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a closing level in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement for auto-callable securities and “Additional Terms of the Securities—Postponement of the determination dates” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the determination dates so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each determination date in order for you to earn a contingent coupon payment (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

▪	The maturity date may be postponed if the final determination date is postponed. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any

May 2022	Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent coupon payments, each underlying

May 2022	Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

must close at or above its respective coupon threshold level on the applicable determination date. In addition, if the securities have not been called and any underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 65% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any determination date, and below its downside threshold level on the final determination date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its starting level on a monthly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any determination date, the determination of whether a contingent coupon payment will be payable on the securities on the applicable contingent coupon payment date, whether the securities will be called and/or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

▪	Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final determination date, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

May 2022	Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2017 through May 10, 2022. The closing level of the INDU Index on May 10, 2022 was 32,160.74. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index at any time, including on the determination dates.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2017 to May 10, 2022

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

May 2022	Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2017 through May 10, 2022. The closing level of the RTY Index on May 10, 2022 was 1,761.789. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time, including on the determination dates.

Russell 2000® Index Daily Closing Levels January 1, 2017 to May 10, 2022

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

May 2022	Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDX Index for the period from January 1, 2017 through May 10, 2022. The closing level of the NDX Index on May 10, 2022 was 12,345.86. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDX Index has at times experienced periods of high volatility. You should not take the historical levels of the NDX Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDX Index at any time, including on the determination dates.

NASDAQ-100 Index® Daily Closing Levels January 1, 2017 to May 10, 2022

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

May 2022	Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Additional Terms of the Securities

Additional Terms

Please read this information in conjunction with the summary terms on the front cover of this document.

If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.

Certain definitions

A “trading day” with respect to an underlying means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such underlying are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such underlying is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an underlying means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an underlying means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such underlying.

Market disruption events

A “market disruption event” with respect to an underlying means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such underlying or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such underlying or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such underlying or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such underlying or any successor equity index are traded or any related futures or options exchange with respect to such underlying prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

May 2022	Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

(F)	The relevant stock exchange for any security underlying such underlying or successor equity index or any related futures or options exchange with respect to such underlying fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an underlying:

(1)	the relevant percentage contribution of a security to the level of such underlying or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the underlying or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such underlying or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such underlying or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such underlying or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such underlying or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such underlying or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such underlying or any successor equity index on which each relevant stock exchange for the securities underlying such underlying or any successor equity index and each related futures or options exchange with respect to such underlying are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

Postponement of the determination dates

If a market disruption event occurs or is continuing with respect to an underlying on any determination date, then such determination date for underlying will be postponed to the first succeeding trading day for such underlying on which a market disruption event for such underlying has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such underlying after the originally scheduled determination date, that eighth trading day shall be deemed to be the determination date for such underlying. If an determination date has been postponed eight trading days for an underlying after the originally scheduled determination date and a market disruption event occurs or is continuing with respect to such underlying on such eighth trading day, the calculation agent will determine the closing level of such underlying on such eighth trading day in accordance with the formula for and method of calculating the closing level of such underlying last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in such underlying. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of an determination date for an underlying due to a market disruption event with respect to such underlying on such determination date, the originally scheduled determination date will remain the determination date for any underlying not affected by a market disruption event on such day.

Postponement of maturity date

May 2022	Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Underlying publisher

With respect to the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof

With respect to the RTY Index, FTSE Russell, or any successor thereof

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof

Interest

None

Denominations

$1,000 per security and integral multiples thereof

Trustee

The Bank of New York Mellon

Calculation agent

MS & Co.

Issuer notice to registered security holders, the trustee and the depositary

In the event that the call settlement date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the call settlement date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the call settlement date or the maturity date, as applicable, the business day immediately preceding the scheduled call settlement date or maturity date, as applicable, and (ii) with respect to notice of the date to which the call settlement date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to automatic call, the issuer shall, (i) on the business day following the applicable determination date, give notice of the automatic call of the securities, including specifying the payment date of the applicable amount due upon the automatic call, (x) to each holder of the securities by mailing notice of such automatic call by first class mail, postage prepaid, to such holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the call settlement date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as a contingent coupon payment, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each contingent coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent coupon payment to the trustee for delivery to the depositary, as holder of the securities, on the applicable contingent coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each face amount of

May 2022	Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Underlying

The accompanying product supplement refers to an underlying as the “underlying asset.”

Face amount

The accompanying product supplement refers to the face amount as the “stated principal amount.”

Maturity payment amount

The accompanying product supplement refers to the maturity payment amount as the “payment at maturity.”

Closing level

The accompanying product supplement refers to the closing level as the “index closing value.”

Notwithstanding the definition of “index closing value” in the accompanying product supplement, the “closing level” on any trading day solely with respect to the RTY Index means the closing value of such underlying or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such trading day.

Starting level

The accompanying product supplement refers to the starting level as the “initial value” or “initial index value.”

Call settlement dates

The accompanying product supplement refers to the call settlement dates as the “early redemption dates.”

Downside threshold level

The accompanying product supplement refers to the downside threshold level as the “trigger level.”

May 2022	Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•	purchase the securities in the original offering; and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or

May 2022	Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain

May 2022	Page 25

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

May 2022	Page 26

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of

May 2022	Page 27

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in stocks of the underlyings, in futures and options contracts on the underlyings and any component stocks of the underlyings listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the level of an underlying on the pricing date, and therefore increase (i) the level at or above which such underlying must close on the determination dates so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each determination date in order for you to earn a contingent coupon payment (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the level of any underlying on the determination dates, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $15.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $10.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

May 2022	Page 28

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Index due November 24, 2023

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for auto-callable securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for auto-callable securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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